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                                                                      EXHIBIT 12


                       EQUITY RESIDENTIAL PROPERTIES TRUST
      CONSOLIDATED AND COMBINED HISTORICAL, INCLUDING PREDECESSOR BUSINESS EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

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                                                                                        HISTORICAL
                                                          -----------------------------------------------------------------------
                                                          09/30/97   09/30/96   12/31/96  12/31/95  12/31/94   12/31/93  12/31/92
                                                          --------   --------   --------  --------  --------   --------  --------
                                                                                     (Amounts in thousands)

REVENUES
  Rental income                                          $482,980   $327,749   $454,412  $ 373,919   $220,727   $104,388  $86,597
  Fee income - outside managed                              4,364      4,982      6,749      7,030      4,739      4,651    4,215
  Interest income - investment in mortgage notes           14,821      9,084     12,819      4,862         --         --       --
  Interest and other income                                 7,513      2,232      4,405      4,573      5,568      3,031    2,161
                                                         --------   --------   --------  ---------   --------   --------  -------
     Total revenues                                       509,678    344,047    478,385    390,384    231,034    112,070   92,973
                                                         --------   --------   --------  ---------   --------   --------  -------
EXPENSES
  Property and maintenance                                117,681     93,128    127,172    112,186     66,534     35,324   30,680
  Real estate taxes and insurance                          48,560     32,301     44,128     37,002     23,028     11,403   10,274
  Property management                                      18,765     13,136     17,512     15,213     10,249      3,491    2,912
  Property management-non-recurring                            --         --         --         --        879         --       --
  Fee and asset management                                  2,523      3,037      3,837      3,887      2,056      2,524    2,403
  Depreciation                                            106,114     66,759     93,253     72,410     37,273     15,384   13,442
  Interest:
     Expense incurred                                      82,775     58,632     81,351     78,375     37,044     26,042   31,926
     Amortization of deferred financing costs               1,810      2,860      4,242      3,444      1,930      3,322    2,702
  Refinancing costs                                            --         --         --         --         --      3,284       --
  General and administrative                               10,037      6,690      9,857      8,129      6,053      3,159    1,915
                                                         --------   --------   --------  ---------   --------   --------  -------
     Total expenses                                       388,265    276,543    381,352    330,646    185,046    103,933   96,254
                                                         --------   --------   --------  ---------   --------   --------  -------
Income (loss) before extraordinary items                 $121,413   $ 67,504   $ 97,033  $  59,738   $ 45,988   $  8,137  $(3,281)
                                                         ========   ========   ========  =========   ========   ========  =======
Combined Fixed Charges and Preferred Distributions:
  Interest and other financing costs                     $ 82,775   $ 58,632   $ 81,351  $  78,375   $ 37,044   $ 26,042  $31,926
  Refinancing costs                                            --         --         --         --         --      3,284       --
  Amortization of deferred financing costs                  1,810      2,860      4,242      3,444      1,930      3,322    2,702
  Preferred distributions                                  37,287     19,953     29,015     10,109         --         --       --
                                                         --------   --------   --------  ---------   --------   --------   ------

TOTAL COMBINED FIXED CHARGES
  AND PREFERRED DISTRIBUTIONS                            $121,872   $ 81,445   $114,608  $  91,928   $ 38,974   $ 32,648  $34,628
                                                         ========   ========   ========  =========   ========   ========  =======
EARNINGS BEFORE COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS                    $205,998   $128,996   $182,626  $ 141,557   $ 84,962   $ 40,785  $31,347
                                                         ========   ========   ========  =========   ========   ========  =======
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS                    $312,112   $195,755   $275,879  $ 213,967   $122,235   $ 56,169  $44,789
                                                         ========   ========   ========  =========   ========   ========  =======

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
  AND PREFERRED DISTRIBUTIONS TO COMBINED
  FIXED CHARGES AND PREFERRED DISTRIBUTIONS                  1.69       1.58       1.59       1.54       2.18       1.25     0.91
                                                         ========   ========   ========  =========   ========   ========  =======

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS TO
  COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS         2.56       2.40       2.41       2.33       3.14       1.72     1.29
                                                         ========    =======   ========  =========   ========   ========   ======
EARNINGS DEFICIENCY TO COVER FIXED CHARGES                    N/A        N/A        N/A        N/A        N/A        N/A   (3,281)
                                                         ========    =======   ========  =========   ========   ========   ======
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